TIERS TENS CERTIFICATES TRUST LTR 1998-4

                        FINANCIAL STATEMENT
                 FOR THE YEAR ENDED JUNE 30, 1999

                  TOGETHER WITH AUDITORS' REPORT

            TIERS TENS CERTIFICATES TRUST LTR 1998-4

                         TABLE OF CONTENTS

DESCRIPTION                                            PAGES

Independent Auditors' Report                             3

Schedule of Cash Receipts and Disbursements              4
 for the year ended June 30, 1999

Notes to Financial Statement                             5

                REPORT OF INDEPENDENT AUDITORS

                The Trustee of TIERS Tens Certificates Trust LTR
                1998-4

                We have audited the accompanying Schedule of Receipts and Disbursements (the "Schedule") of TIERS Tens Certificates Trust LTR 1998-4 for the year ended June 30, 1999. This Schedule is the responsibility of TIERS Tens Certificates Trust LTR 1998-4 Trustees. Our responsibility is to express an opinion on this Schedule based on our audit.

                We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by the Trustees, as well as evaluating the overall Schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

                As described in Note 2, the financial statement presents receipts and disbursements of the TIERS Tens Certificates Trust LTR 1998-4 in accordance with the trust indenture and is not intended to be a presentation of financial statements in accordance with generally accepted accounting principles.

                In our opinion, the Schedule referred to above presents fairly, in all material respects, the receipts and disbursements of the TIERS Tens Certificates Trust LTR 1998-4 for the year ended June 30, 1999 on the basis of accounting as described in Note 2.

                New York, New York
                September 30, 1999

TIERS Ten Certificates Trust LTR 1998-4
Schedule of Receipts and Disbursements
For the year ended June 30, 1999




RECEIPTS

Interest on $10,000,000 p.a. Loews Corporation
  7% Debentures due October 15, 2023                           $700,000


                                                              ---------
Total Cash Receipts                                            $700,000
                                                              =========




DISBURSEMENTS


Interest paid on TIERS Corporate Bond-Backed Certificates
  Trust LTR 1998-4                                             $635,833

Other                                                            64,167

                                                              ---------
Total Cash Disbursements                                       $700,000
                                                              =========




The accompanying notes are an integral part of financial statements

                               ASTON BELL & ASSOCIATES

              TIERS TEN CERTIFICATES TRUST LTR 1998-4
                   NOTES TO FINANCIAL STATEMENT

                 FOR THE YEAR ENDED JUNE 30, 1999

NOTE 1
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TIERS Tens Certificates Trust LTR 1998-4 (the "Trust") was formed pursuant to the Trust Agreement dated as of May 18, 1998 (the "Closing Date"), between Structured Products Corp., as depositor, and U.S. Bank Trust National Association, as trustee, as supplemented by the Series LTR 1998-4 Supplement dated as of May 18, 1998. The Trust Agreement was qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Securites of the Trust are Certificates, each of which represents a fractional undivided beneficial interest in the Trust; these securities were issued pursuant to the Trust Agreement and consisted of one class: the Certificates. In addition, the Term Assets are the sole assets of the Trust from which Certificateholders will receive any distributions.

NOTE 2
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The financial statement presents receipts and disbursements of the TIERS Tens Certificates Trust LTR 1998-4 in accordance with the trust indenture and is not intended to be a presentation of financial statements in accordance with generally accepted accounting principles. Certain financial statement items are defined in the trust indenture as follows:

Term Assets - The Term Assets consist of $10,000,000 aggregate principal amount of 7% Senior Notes due October 15, 2023 issued by Loews Corporation (the "Term Assets Issuer"), having the characteristics described in a prospectus supplement dated October 13, 1993 and a prospectus dated October 6, 1993. (collectively, the "Term Assets Prospectus").

Certificates - The Certificates consist of $10,000,000 aggregate Principal Balance. Distributions on the Certificates will consist of semiannual Fixed payments payable on each Distribution Date up to and including October 15, 2023.